UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 28, 2010

COLUMBIA BANKING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation)

0-20288	91-1422237
(Commission File Number)	IRS Employer Identification No.

1301 A Street

Tacoma, WA 98402

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (253) 305-1900

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On April 28, 2010, Columbia Banking System, Inc. (the “Company”) announced that it expects to offer and sell approximately $150 million of common stock in an underwritten public offering. The offer and sale would be made pursuant to the Company’s shelf registration statement on Form S-3, filed with the Securities and Exchange Commission on April 13, 2010. Keefe, Bruyette & Woods, Inc. is serving as lead book-running manager of the offering, and D.A. Davidson & Co., RBC Capital Markets and Sandler O’Neill + Partners, L.P. are co-managers. Columbia Banking System intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares sold to cover over-allotments, if any.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 and the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

A copy of the press release related to the announcement is furnished as Exhibit 99.1 to this Report, and is incorporated herein by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated April 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2010	COLUMBIA BANKING SYSTEM, INC.

	By:	/S/ MELANIE J. DRESSEL
Melanie J. Dressel President and Chief Executive Officer

EXHIBIT INDEX

99.1	Press release dated April 28, 2010.